Exhibit 99.1

Advent Technologies A/S

(former Serenergy A/S)
Lyngvej 8, 9000 Aalborg

Consolidated financial statements

1 January - 31 December 2020 and

1 January - 31 December 2019

Page

Consolidated financial statements 1 January - 31 December 2020 and 1 January - 31
December 2019

Report of Independent Auditors
Consolidated income statements 1 January - 31 December	1
Consolidated balance sheet sheets at 31 December	2
Consolidated statements of changes in equity	4
Consolidated statements of cash flows 1 January - 31 December	5
Notes	6
Accounting policies	15

Report of Independent Auditors

To the Board of Directors of Advent Technologies A/S (former Serenergy A/S)

We have audited the accompanying consolidated financial statements of Advent Technologies A/S (former Serenergy A/S), which comprise the consolidated balance sheets as of December 31, 2020 and 2019, and the related consolidated statements of income, changes in equity and cash flows for the years then ended, and the related notes to the consolidated financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in conformity with accounting principles generally accepted in Denmark; this includes the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free of material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Advent Technologies A/S (former Serenergy A/S) at December 31, 2020 and 2019, and the consolidated results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in Denmark.

Emphasis of matter
As discussed in Note 22 to the financial statements, the Company prepares its financial statements in accordance  with accounting principles generally accepted in Denmark, which differ from accounting principles generally accepted in the United States of America. Our opinion is not modified with respect to this matter.

/s/ Ernst & Young (Hellas) Certified Auditors Accountants S.A.
Athens, Greece
March 31, 2022

Consolidated income statements 1 January - 31 December

Amounts: DKK thousand unless otherwise stated

Note		2020	2019

	Gross profit	45,029	46,226
4	Staff costs	-24,925	-17,919
	Depreciation and impairment of property, land, and equipment	-4,010	-3,101
	Other operating costs	0	77
5	Research and development costs	-10,890	-14,924
	Operating profit	5,204	10,359
	Other financial income	639	5,016
6	Other financial costs	-2,205	-3,106
	Pre-tax net profit or loss	3,638	12,269
	Tax on ordinary results	98	-30
	Net profit or loss for the year	3,736	12,239

Consolidated balance sheets at 31 December

Amounts: DKK thousand unless otherwise stated

	Assets
Note		2020	2019
	Non-current assets
7	Property	9,181	9,238
8	Plant and machinery	4,631	5,782
9	Other fixtures and fittings, tools and equipment	7,939	4,753
10	Property, plant, and equipment under construction including pre-payments for property, plant, and equipment	572	2,096
	Total property, plant, and equipment	22,323	21,869

11	Deposits	131	128
	Total investments	131	128

	Total non-current assets	22,454	21,997

	Current assets
	Raw materials and consumables	14,750	14,090
	Manufactured goods and trade goods	0	197
	Prepayments for goods	355	92
	Total inventories	15,105	14,379

	Trade debtors	2,710	14,720
19	Receivables from group enterprises	6,808	5,520
	Receivable corporate tax	98	0
	Other receivables	1,066	2,498
12	Prepayments and accrued income	389	772
	Total receivables	11,071	23,510

	Cash and cash equivalents	2,185	1,776

	Total current assets	28,361	39,665

	Total assets	50,815	61,662

Consolidated balance sheets at 31 December

Amounts: DKK thousand unless otherwise stated

	Equity and liabilities
Note		2020	2019
	Equity
	Contributed capital	3,882	3,303
	Retained earnings	6,020	-28,338
	Total equity	9,902	-25,035

	Provisions
14	Other provisions	3,739	4,465
	Total provisions	3,739	4,465

	Long term labilities other than provisions
19	Payables to group enterprises	18,801	63,411
15	Other payables	2,746	946
	Total long term liabilities other than provisions	21,547	64,357

	Bank debts	0	752
	Prepayments received from customers	177	0
	Trade creditors	3,568	2,870
	Corporate tax	0	32
	Other payables	11,882	14,044
16	Accruals and deferred income	0	177
	Total short term liabilities other than provisions	15,627	17,875

	Total liabilities other than provisions	37,174	82,232

	Total equity and liabilities	50,815	61,662

1	Purpose of the consolidated financial statements for the years ended 2020 and 2019

2	Uncertainties concerning recognition and measurement

3	Subsequent events

13	Deferred tax assets

17	Charges and security

18	Contingencies

19	Related parties

Consolidated statements of changes in equity

Amounts: DKK thousandunless otherwise stated

	Contributed capital	Share premium	Retained earnings	Total

Equity 1 January 2019	3,303	0	-40,648	-37,345
Profit or loss for the year brought
forward	0	0	12,237	12,237
Adjustment exchange currency
Equity investments	0	0	73	73
Equity 1 January 2020	3,303	0	-28,338	-25,035
Cash capital increase	579	30,666	0	31,245
Profit or loss for the year brought
forward	0	0	3,735	3,735
Transferred to retained earnings	0	-30,666	30,666	0
Adjustment exchange currency
Equity investments	0	0	-43	-43
Equity 31 December 2020	3,882	0	6,020	9,902

Consolidated statements of cash flows 1 January - 31 December

Amounts: DKK thousand unless otherwise stated

Note		2020	2019

	Net profit or loss for the year	3,736	12,239
20	Adjustments	4,713	2,690
21	Change in working capital	-1,333	136,419
	Cash flows from operating activities before net financials	7,116	151,348
	Interest received, etc.	617	27
	Interest paid, etc.	-2,183	-2,677
	Cash flows from ordinary activities	5,550	148,698
	Income tax paid	-32	299
	Cash flows from operating activities	5,518	148,997
	Purchase of property, plant, and equipment	-4,518	-6,037
	Sale of property, plant, and equipment	161	14
	Sale of enterprise	0	1,979
	Cash flows from investment activities	-4,357	-4,044
	Repayments of long-term payables	0	946
	Changes in bank debt	-752	752
	Other cash flows from financing activities	0	-146,641
	Cash flow from financing activities	-752	-144,943
	Change in cash and cash equivalents	409	10
	Cash and cash equivalents at opening balance	1,776	1,766
	Cash and cash equivalents at end of period	2,185	1,776
	Cash and cash equivalents
	Available funds	2,185	1,776
	Cash and cash equivalents at end of period	2,185	1,776

Notes

Amounts: DKK thousand unless otherwise stated

1.	Purpose of the consolidated financial statements for the years ended 2020 and 2019

The accompanying consolidated financial statements have been prepared in connection with Advent Technologies Holdings Inc.’s acquisition of Advent Technologies A/S (former Serenergy A/S), in order to be filed with the Securities and Exchange Commission (hereafter referred to as the Financial Statements). These Financial Statements have been presented in accordance with accounting principles generally accepted in Denmark (Danish GAAP) under the provisions of the Danish Financial Statements Act as regards reporting mid-size class C enterprises. The Financial Statements are required to be presented for 2020 and 2019. Further, these Financial Statements do not include a management's review required in annual reports under Danish GAAP.

2.	Uncertainties concerning recognition and measurement

In 2018, two large orders were placed by a large customer for the delivery of fuel cell units, valued at a total of 3.6 million EUR (26.9 million DKK). These orders were subject to pre- negotiated and rather unfavorable payment conditions. Due to numerous administrative delays and negotiations, the full amount has not yet been paid. The issue has the management's attention and priority. The process of getting the amount paid is ongoing and is dependent on the customer’s schedule regarding installation and certification of the units.

The management has recognized the outstanding receivables based on the expectations regarding the future payments. The outstanding receivables is valued at 309 T.EUR (2,299 T.DKK).

Due to these circumstances, there are uncertainties related to the assessment of these outstanding receivables.

3.	Subsequent events

On August 31st 2021, 100% of the shares in Advent Technologies A/S (formerly Serenergy A/S) was acquired by the company Advent Technologies Holdings Inc., a NASDAQ listed company (ticker: “ADN”) headquartered in Boston, USA.

Notes

Amounts: DKK thousand unless otherwise stated

		2020	2019

4.	Staff costs
	Salaries and wages	22,355	15,449
	Pension costs	2,128	1,947
	Other costs for social security	442	523
		24,925	17,919

	Average number of employees	60	67

5.	Research and development costs
	Research and development costs	16,705	19,589
	Received grants	-5,815	-4,665
		10,890	14,924

6.	Other financial costs
	Financial costs, group enterprises	2,150	2,534
	Other financial costs	55	572
		2,205	3,106

Notes

Amounts: DKK thousand unless otherwise stated

		31/12 2020	31/12 2019
7.	Property
	Cost opening balance	10,427	9,603
	Additions during the year	288	823
	Cost end of period	10,715	10,426

	Depreciation and write-down opening balance	-1,189	-904
	Depreciation, amortization and write-down for the year	-345	-284
	Depreciation and write-downs end of period	-1,534	-1,188

	Carrying amount, end of period	9,181	9,238

8.	Plant and machinery
	Cost opening balance	8,499	5,577
	Additions during the year	441	2,922
	Cost end of period	8,940	8,499

	Depreciation and write-down opening balance	-2,716	-1,292
	Depreciation, amortization and write-down for the year	-1,593	-1,425
	Depreciation and write-downs end of period	-4,309	-2,717

	Carrying amount, end of period	4,631	5,782

Notes

Amounts: DKK thousand unless otherwise stated

		31/12 2020	31/12 2019

9.	Other fixtures and fittings, tools and equipment
	Cost opening balance	8,656	6,378
	Translation by use of the exchange rate valid on balance sheet date end of period	1	0
	Additions during the year	5,317	2,292
	Disposals during the year	-218	-14
	Cost end of period	13,756	8,656

	Depreciation and write-down opening balance	-3,903	-2,442
	Depreciation, amortization and write-down for the year	-2,034	-1,467
	Depreciation, amortization and write-down, assets disposed of	120	6
	Depreciation and write-downs end of period	-5,817	-3,903

	Carrying amount, end of period	7,939	4,753

10.	Property, plant, and equipment under construction including pre-payments for property, plant, and equipment
	Cost opening balance	2,096	1,613
	Additions during the year	572	1,661
	Transfers	-2,096	-1,178
	Cost end of period	572	2,096

	Carrying amount, end of period	572	2,096

Notes

Amounts: DKK thousand unless otherwise stated

		31/12 2020	31/12 2019
11.	Deposits
	Cost opening balance	128	525
	Additions during the year	3	0
	Disposals during the year	0	-397
	Cost end of period	131	128

	Carrying amount, end of period	131	128

12.	Prepayments and accrued income

Other prepayments	389	772
	389	772
Prepayments contains prepayment of other administrative expenses.

13.	Deferred tax assets

The group has a deferred tax asset of approx. DKK 22.5 m (2019: 23.9 m) that primarily relates to unrestricted carry-forward tax loss. Management has recognized a deferred tax asset of DKK 0 m as of 31 December 2020 (2019: DKK 0 m). In view of uncertainty about future earnings, management considers that the valuation of the group's deferred tax asset as of 31 December 2020 and 31 December 2019 is realistic.

14.	Other provisions-

Other provisions opening balance	4,465	4,885
Change of the year in other provisions	-726	-420
	3,739	4,465
Other provisions contains warranty obligations.

15.	Other payables

Total other payables	2,746	946
Share of liabilities due after 5 years	2,746	946

Notes

Amounts: DKK thousand unless otherwise stated

16.	Accruals and deferred income

	31/12 2020	31/12 2019

Prepayments/deferred income	0	177
	0	177

17.	Charges and security-

For bank loans, t.DKK 0, the group has provided security in company assets representing a nominal value of t.DKK 1,700. This security comprises the assets below, stating the carrying amounts:

DKK in thousands
Fixed assets	12,917
Trade receivables	3,759

For intercompany debt t.DKK 19,126 the company has provided security in property representing a nominal value of t.DKK 5,750. The book value of property amounts t.DKK 9,181.

18.	Contingencies Contingent liabilities

DKK in thousands
Lease liabilities	340
Total contingent liabilities	340

Notes

Amounts: DKK thousand unless otherwise stated

19.	Related parties

Effective upon inception of SerEnergy A/S the parent company of F.E.R. fischer Edelstahlrohre GmbH owned 100% of the shares of Serenergy A/S. This resulted in the classification of Fischer Eco Solutions GmbH as a related party as 100% of Fischer Eco Solutions GmbH shares are also owned by the common parent of F.E.R. fischer Edelstahlrohre GmbH.

Effective July of 2018 arrangements were made between SerEnergy A/S and Fischer Eco Solutions to shift the entrepreneurial risk associated with the patents from SerEnergy A/S to Fischer Eco Solutions (“The Agreement”). As a part of the agreement there were three separate contracts agreed to as it related to running the business between the two parties. Firstly, there was a manufacturing contract which laid out the expected rules of engagement as it related to the ultimate production of fuel cells by SerEnergy utilizing various parts supplied by Fischer Eco Solutions and third-party suppliers. Additionally, as a part of this portion of the Agreement was the sale of finished fuel cell units to Fischer Eco Solutions from SerEnergy A/S to be held on site and sold in accordance with the distribution contract, described as follows. The distribution contract which is included as part of The Agreement governs the ultimate sale of the Finished Fuel Cells held on-site at Fischer Eco Solutions to third-party customers via the sales channels of SerEnergy A/S. Finally, as the final part of this Agreement is an R&D contract between SerEnergy A/S with the goal of transferring some of the R&D costs held at SerEnergy A/S to Fischer Eco Solutions. These three portions of the Agreement comprise the nature of the relationship between Fischer Eco Solutions and SerEnergy A/S which are related parties due to the common parent stated above.

In addition to the above discussed relationship and related financial statement activity that the Company has with Fischer Eco Solutions, the Company also has related party loans with the parent company of F.E.R. fischer Edelstahlrohre GmbH which amounted to 9,899 and 54,478 for the periods ended December 31, 2020 and 2019, respectively. The Company also has related party loans with Fischer Group SE & Co. KG, which is 100% owned by F.E.R. fischer Edelstahlrohre, which amounted to 8,903 and 8,934 for the periods ended December 31, 2020 and 2019, respectively.

The Company notes that in accordance with the Agreement stated above are various related party transactions and balances held at the various reporting dates.

Notes

Amounts: DKK thousand unless otherwise stated

(continued)

Refer to table below for amounts held on the balance sheet and contained within the income statement for the periods ended December 31, 2020 and 2019:

	(DKK in thousands)
	2020	2019

Total
Revenue from Related Parties	55,239	94,438
Expense to Related Parties	4,169	39,188
Income (Loss) from transactions with Related Parties	51,070	55,251
Receivables from Related Parties	6,808	5,520
Payables to Related Parties	18,802	63,412
Net Receivable (Payable)	-11,994	-57,892

Fischer Eco soloutions GmbH
Revenue from Related Parties	55,239	94,438
Expense to Related Parties	2,019	36,654
Income (Loss) from transactions with Related Parties	53,219	57,784
Receivables from Related Parties	6,808	5,520

F.E.R. Fischer Edelstahlrohre
Expense to Related Parties	1,804	2,190
Payables to Related Parties	9,899	54,478

Fischer group SE & Co. KG
Expense to Related Parties	346	344
Payables to Related Parties	8,903	8,934

Notes

Amounts: DKK thousand unless otherwise stated

		2020	2019
20.	Adjustments
	Depreciation, amortization, and impairment	3,971	3,099
	Profit from disposal of non-current assets	0	-77
	Dividend from group enterprises	0	0
	Other financial income	-617	-3,011
	Other financial costs	2,183	427
	Tax on ordinary results	-98	31
	Other provisions	-726	-420
	Other adjustments	0	2,641
		4,713	2,690

21.	Change in working capital
	Change in inventories	-839	3,319
	Change in receivables	27,021	128,354
	Change in trade payables and other payables	-27,515	4,746
		-1,333	136,419

22.	Reconciliation between Danish GAAP and US GAAP

The accompanying consolidated financial statements have been prepared in accordance with the provisions of Danish GAAP, which differs in certain respects from the requirements of U.S. generally accepted accounting principles (US GAAP). While recognition and measurement differences between the accounting GAAPs were assessed as having a potential impact, the impact was limited to optional accounting policy permitted under Danish GAAP and not permitted under US GAAP.  As the Company did not apply these optional accounting policy elections, no material variations exist on the reconciliation between Danish GAAP and US GAAP. As a result, there are no recognition and measurement differences with respect to the net profit reported or the ending balance in shareholder's equity as of December 31, 2020 and December 31, 2019 between the two aforementioned bases of accounting.

Accounting policies

The accompanying consolidated financial statements have been prepared in connection with Advent Technologies Holdings Inc.’s acquisition of Advent Technologies A/S (former Serenergy A/S), in order to be filed with the Securities and Exchange Commission (hereafter referred to as the Financial Statements). These Financial Statements have been presented in accordance with accounting principles generally accepted in Denmark (Danish GAAP) under the provisions of the Danish Financial Statements Act as regards reporting mid-size class C enterprises. The Financial Statements are required to be presented for 2020 and 2019. Further, these Financial Statements do not include a management's review required in annual reports under Danish GAAP.

Recognition and measurement in general

Income is recognized in the income statement concurrently with its realization, including the recognition of value adjustments of financial assets and liabilities. Likewise, all costs are recognized in the income statement, including depreciations amortization, write-down’s for impairment, provisions, and reversals due to changes in estimated amounts previously recognized in the income statement.

Assets are recognized in the statement of financial position when it seems probable that future economic benefits will flow to the group and the value of the asset can be reliably measured.

Liabilities are recognized in the statement of financial position when it is seems probable that future economic benefits will flow out of the group and the value of the liability can be reliably measured.

Assets and liabilities are measured at cost at the initial recognition. Hereafter, assets and liabilities are measured as described below for each individual accounting item.

Certain financial assets and liabilities are measured at amortized cost, allowing a constant effective interest rate to be recognized during the useful life of the asset or liability. Amortized cost is recognized as the original cost less any payments, plus/less accrued amortizations of the difference between cost and nominal amount. In this way, capital losses and gains are allocated over the useful life of the liability.

Upon recognition and measurement, allowances are made for such predictable losses and risks which may arise prior to the presentation of the annual report and concern matters that exist on the reporting date.

Foreign currency translation

Transactions in foreign currency are translated by using the exchange rate prevailing at the date of the transaction. Differences in the rate of exchange arising between the rate at the date of transaction and the rate at the date of payment are recognized in the profit and loss account as an item under net financials. If currency positions are considered to hedge future cash flows, the value adjustments are recognized directly in equity in a fair value reserve.

Accounting policies

Receivables, payables, and other foreign currency monetary items are translated using the closing rate. The difference between the closing rate and the rate at the time of the occurrence or initial recognition in the latest financial statements of the receivable or payable is recognized in the income statement under financial income and expenses.

Fixed assets acquired and paid for in foreign currency are measured at the exchange rate prevailing at the date of the transaction.

Group enterprises abroad, associates, and equity investments are considered to be independent entities. The income statements are translated at an average exchange rate for the month, and the balance sheet items are translated at the closing rates. Currency translation differences, arising from the translation of the equity of group enterprises abroad at the beginning of the year to the closing rate and from the translation of income statements from average prices to the closing rate, are recognized directly in equity in the fair value reserve. This also applies to differences arising from translation of income statements from average exchange rate to closing rate.

Translation adjustment of balances with group enterprises abroad that are considered part of the total investment in group enterprises are recognized directly in equity in the fair value reserve. Likewise, foreign exchange gains and losses on loans and derived financial instruments for currency hedging independent group enterprises abroad are recognized directly in equity.

When recognizing foreign group enterprises which are integral units, the monetary items are translated using the closing rate. Non-monetary items are translated using the exchange rate prevailing at the time of acquisition or at the time of the subsequent revaluation or write-down for impairment of the asset. Income statement items are translated using the exchange rate prevailing at the date of the transaction. However, items in the income statement derived from non-monetary items are translated using historical prices.

The consolidated financial statements

The consolidated income statements comprise the parent company Serenergy A/S and those group enterprises of which Serenergy A/S directly or indirectly owns more than 50 % of the voting rights or in other ways exercise control.

SerEnergy Pvt. Ltd, India, Mumbai, India (100%) SerEnergy (Shanghai) Co., Ltd., China (100%) SerEnergy (Philippines) Inc., Philippines (100%)

Consolidation policies

The consolidated financial statements have been prepared as a summary of the parent company's and the group enterprises' financial statements by adding together uniform accounting records calculated in accordance with the group's accounting policies.

Investments in group enterprises are eliminated by the proportionate share of the group enterprises' market value of net assets and liabilities at the acquisition date.

Accounting policies

In the consolidated financial statements, the accounting records of the group enterprises are recognized by 100%. The minority interests' share of the profit for the year and of the equity in the group enterprises, which are not 100% owned, is included in the group's profit and equity, but presented separately.

Purchases and sales of minority interests under continuing control are recognized directly in equity as a transaction between shareholders.

Investments in associates are measured in the statement of financial position at the proportionate share of the enterprises' equity value i calculated in accordance with the parent company's accounting policies and with proportionate elimination of unrealized intercompany gains and losses. In the income statement, the proportional share of the associates' results is recognized after elimination of the proportional share of intercompany gains and losses.

The group activities in joint operations are recognized in the consolidated financial statements record by record.

Income statement

Gross profit

Gross profit comprises the revenue, changes in inventories of finished goods, and work in progress, work performed for own account and capitalized, other operating income, and external costs.

Revenue is recognized in the income statement if delivery and passing of risk to the buyer have taken place before the end of the year and if the income can be determined reliably and inflow is anticipated. Recognition of revenue is exclusive of VAT and taxes and less any discounts relating directly to sales.

Cost of sales comprises costs concerning purchase of raw materials and consumables less discounts and changes in inventories.

Other operating income comprises items of a secondary nature as regards the principal activities of the enterprise, including profit from the disposal of intangible and tangible assets.

Other external costs comprise costs incurred for distribution, sales, advertising, administration, premises, loss on receivables, and operational leasing costs.

Staff costs

Staff costs include salaries and wages, including holiday allowances, pensions, and other social security costs, etc., for staff members. Staff costs are less government reimbursements.

Depreciation, amortization, and write-down for impairment

Depreciation, amortization, and write-down for impairment comprise depreciation on, amortization of, and write-down for impairment of intangible and tangible assets, respectively.

Accounting policies

Other operating costs

Other operating costs comprise items of secondary nature as regards the principal activities of the enterprise, including losses on the disposal of intangible and tangible assets.

Research and development costs

Research and development costs comprise costs, salaries, and wages and depreciation directly or indirectly attributable to the company’s research and development activities.

Research and development costs are recognized in the income statement in the year incurred.

Financial income and expenses

Financial income and expenses are recognized in the income statement with the amounts concerning the financial year. Financial income and expenses comprise interest income and expenses, financial expenses from financial leasing, realized and unrealized capital gains and losses relating to securities, debt and transactions in foreign currency, amortization of financial assets and liabilities as well as surcharges and reimbursements under the advance tax scheme, etc.

Tax on net profit or loss for the year

Tax for the year comprises the current income tax for the year and changes in deferred tax and is recognized in the income statement with the share attributable to the net profit or loss for the year and directly in equity with the share attributable to entries directly in equity.

Statement of financial position

Property, plant and equipment

Property, plant and equipment is measured at cost and less accrued depreciation and write-down for impairment. Land is not subject to depreciation.

The depreciable amount is cost less any expected residual value after the end of the useful life of the asset. The amortization period and the residual value are determined at the acquisition date and reassessed annually. If the residual value exceeds the carrying amount, the depreciation is discontinued.

If the amortization period or the residual value is changed, the effect on amortization will, in future, be recognized as a change in the accounting estimates.

The cost comprises acquisition cost and costs directly associated with the acquisition until the time when the asset is ready for use.

The cost of a total asset is divided into separate components. These components are depreciated separately, the useful lives of each individual components differing, and the individual component representing a material part of the total cost.

Accounting policies

Depreciation is done on a straight-line basis according to an assessment of the expected useful life and the residual value of the individual assets:

Useful life		Residual value
Buildings	30 years	30%
Plant and machinery	5-10 years	0-20%
Other fixtures and fittings, tools and equipment	3-5 years	0-40%

Minor assets with an expected useful life of less than 1 year are recognized as costs in the income statement in the year of acquisition.

Profit or loss derived from the disposal of property, land, and equipment is measured as the difference between the sales price less selling costs and the carrying amount at the date of disposal. Profit or loss is recognized in the income statement as other operating income or other operating expenses.

As regards self-constructed assets, the cost comprises direct costs for materials, components, deliveries from sub suppliers, payroll costs, and borrowing costs from specific and general borrowing concerning the construction of each individual asset.

Property, plant, and equipment under construction

Property, plant, and equipment under construction are measured and recognized as the total costs incurred. When the work has been completed, the total value is transferred to the relevant item under property, plant, and equipment and is amortized from the date of entry into service.

Leases

At their initial recognition in the statement of financial position, leases concerning property, plant, and equipment where the group holds all essential risks and advantages associated with the proprietary right (finance lease) are measured either at fair value or at the present value of the future lease payments, whichever value is lower. When calculating the present value, the discount rate used is the internal rate of return of the lease or, alternatively, the borrowing rate of the enterprise. Hereafter, assets held under a finance lease are treated in the same way as other similar property, plant, and equipment.

The capitalized residual lease commitment is recognized in the statement of financial position as a liability other than provisions, and the interest part of the lease is recognized in the income statement for the term of the contract.

All other leases are regarded as operating leases. Payments in connection with operating leases and other lease agreements are recognized in the income statement for the term of the contract. The group's total liabilities concerning operating leases and lease agreements are recognized under contingencies, etc.

Accounting policies

Impairment loss relating to non-current assets

The carrying amount of both intangible and tangible fixed assets as well as equity investments in subsidiaries are subject to annual impairment tests in order to disclose any indications of impairment beyond those expressed by amortization and depreciation respectively.

If indications of impairment are disclosed, impairment tests are carried out for each individual asset or group of assets, respectively. Write-down for impairment is done to the recoverable amount if this value is lower than the carrying amount.

The recoverable amount is the higher value of value in use and selling price less expected selling cost. The value in use is calculated as the present value of the expected net cash flows from the use of the asset or the asset group and expected net cash flows from the sale of the asset or the asset group after the end of their useful life.

Previously recognized impairment losses are reversed when conditions for impairment no longer exist. Impairment relating to goodwill is not reversed.

Deposits

Deposits are measured at amortized cost and represent lease deposits, etc.

Inventories

Inventories are measured at cost according to the FIFO method. In cases when the net realizable value of the inventories is lower than the cost, the latter is written down for impairment to this lower value.

Costs of goods for resale, raw materials, and consumables comprise acquisition costs plus delivery costs.

Costs of manufactured goods and work in progress comprise the cost of raw materials, consumables, direct wages, and indirect production costs. Indirect production costs comprise indirect materials and wages, maintenance and depreciation of machinery, factory buildings, and equipment used in the production process, and costs for factory administration and factory management. Borrowing expenses are not recognized in cost.

The net realizable value for inventories is recognized as the market price less costs of completion and selling costs. The net realizable value is determined with due consideration of negotiability, obsolescence, and the development of expected market prices.

Receivables

Receivables are measured at amortized cost, which usually corresponds to nominal value.

In order to meet expected losses, impairment takes place at the net realizable value. Impairments is made to offset losses where an objective indication is deemed to have occurred that an account receivable is impaired.

Accounting policies

Accounts receivable for which there is no objective indication of impairment at the individual level are evaluated at portfolio level for objective indication of impairment. The portfolios are primarily based on the debtors' domicile and credit rating in accordance with the company's and the group's credit risk management policy. Determination of the objective indicators applied for portfolios are based on experience with historical losses.

Impairment losses are calculated as the difference between the carrying amount of accounts receivable and the present value of the expected cash flows, including the realizable value of any securities received. The effective interest rate for the individual account receivable or portfolio is used as the discount rate.

Prepayments and accrued income

Prepayments and accrued income recognized under assets comprise incurred costs concerning the following financial year.

Cash on hand and demand deposits

Cash on hand and demand deposits comprise cash at bank and on hand.

Income tax and deferred tax

Current tax liabilities and current tax receivable are recognized in the statement of financial position as calculated tax on the taxable income for the year, adjusted for tax of previous years' taxable income and for tax paid on account.

Deferred tax is measured on the basis of temporary differences in assets and liabilities with a focus on the statement of financial position. Deferred tax is measured at net realizable value.

Deferred tax is measured based on the tax rules and tax rates applying under the legislation prevailing in the respective countries on the reporting date when the deferred tax is expected to be released as current tax. Changes in deferred tax due to changed tax rates are recognized in the income statement, except for items included directly in the equity.

Deferred tax assets, including the tax value of tax losses allowed for carryforward, are recognized at the value at which they are expected to be realizable, either by settlement against tax of future earnings or by set-off in deferred tax liabilities within the same legal tax unit. Any deferred net tax assets are measured at net realizable value.

Provisions

Provisions comprise expected costs of warranty commitments, loss on work in progress, restructuring, etc. Provisions are recognized when the group has a legal or actual commitment resulting from a previously occurred event and when it is probable that the settlement of the liability will result in consumption of the financial resources of the group.

Accounting policies

Provisions are measured at net realizable value or at fair value. If the fulfilment of a liability is expected to take place far in the future, the liability is measured at fair value.

Guarantee liabilities comprise liabilities for repairs within the guarantee period of 1-5 years. Provisions for warranty commitments are measured on basis of the obtained experience with warrantee work. Provisions with an expected due date later than 1 year from the reporting date are discounted at a rate reflecting risk and maturity of the liability.

On the acquisition of entities, provisions for restructuring within the acquired entity are included in the acquisition cost, and thereby in the goodwill or the consolidated goodwill, to the extent that they have been recognized in the financial statements of the acquired entity in advance of the acquisition. Provisions for restructuring are included to the extent that they have been decided at the date of acquisition at the latest and that the process have been commenced.

When it is likely that the total costs will exceed the total income of contract work in progress, the total expected loss on the contract work in progress will be recognized as provisions for liabilities. The provision is recognized under production costs.

Liabilities other than provisions

Financial liabilities other than provisions related to borrowings are recognized at the received proceeds less transaction costs incurred. In subsequent periods, the financial liabilities are recognized at amortized cost, corresponding to the capitalized value when using the effective interest rate. The difference between the proceeds and the nominal value is recognized in the income statement during the term of the loan.

Mortgage loans and bank loans are thus measured at amortized cost which, for cash loans, corresponds to the outstanding payables. For bond loans, the amortized cost corresponds to an outstanding payable calculated as the underlying cash value at the date of borrowing, adjusted by amortization of the market value on the date of the borrowing effectuated over the repayment period.

Other liabilities concerning payables to suppliers, group enterprises, and other payables are measured at amortized cost which usually corresponds to the nominal value.

Accruals and deferred income

Payments received concerning future income are recognized under accruals and deferred income.

Statement of cash flows

The cash flow statement shows the cash flows for the year, divided in cash flows deriving from operating activities, investment activities and financing activities, respectively, the changes in the liabilities, and cash and cash equivalents at the beginning and the end of the year, respectively.

Accounting policies

The effect on cash flows derived from the acquisition and sale of enterprises appears separately under cash flows from investment activities. In the statement of cash flows, cash flows derived from acquirees are recognized as of the date of acquisition, and cash flows derived from sold enterprises are recognized until the date of sale.

Cash flows from operating activities

Cash flows from operating activities are calculated as the group's share of the profit adjusted for non- cash operating items, changes in the working capital, and corporate income tax paid. Dividend income from equity investments is recognized under “Interest income and dividend received”.

Cash flows from investment activities

Cash flows from investment activities comprise payments in connection with the acquisition and sale of enterprises and activities as well as the acquisition and sale of intangible assets, property, plant, and equipment, and investments, respectively.

Cash flows from financing activities

Cash flows from financing activities include changes in the size or the composition of the group's share capital and costs attached to it, as well as raising loans, repayments of interest-bearing payables and payment of dividend to shareholders.

Cash and cash equivalents

Cash and cash equivalents comprise cash on hand and demand deposits and short-term financial instruments with a term of less than 3 months, which can easily be converted into cash and cash equivalents and are associated with an insignificant risk of value change.